Exhibit 10.3

AMENDMENT TO EQUITY FINANCING AGREEMENT

THIS AMENDMENT TO EQUITY FINANCING AGREEMENT (the Amendment”) is entered into on September 4, 2018 and made effective as of May 23, 2017 by and between Financial Gravity Companies, Inc., a Nevada corporation (the “Company”) and GHS Investments, LLC, a Nevada limited liability company (the “Investor”). Each party to this Amendment is referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, the Company and Investor have entered into an Equity Financing Agreement dated May 23, 2017 (the “EFA”) whereby the Investor has agreed to invest up to $11,000,000 in the Company on the terms set forth in the EFA;

WHEREAS, the Company and Investor wish to amend certain terms the EFA to clarify the transaction between the Parties;

WHEREAS, with the exception of Section 2.7 and 7.6, all other provisions of the EFA shall remain unchanged.

NOW THEREFORE in consideration of the mutual covenants and conditions herein contained, the receipt and sufficiency of which consideration is hereby acknowledged by all Parties, the Parties have agreed and do hereby agree as follows:

1.	Amendments.

Section 2.7 of the EFA shall be amended in its entirety to read:

2.7       COMMITMENT FEE. Upon the execution of this Agreement, the Company shall pay the Investor a $30,000 cash payment as a commitment fee ("Commitment Fee").

Section 7.6 of the EFA shall be amended in its entirety to read:

7.6       The Company agrees to use its best efforts to file with the SEC a registration statement covering the Shares contemplated to be issued pursuant to the terms of this Agreement. Such registration statement shall conform to the requirements of the rules and regulations of the SEC and the terms and conditions of this Agreement, and shall be reviewed and approved by the Investor. The Company will take any and all steps necessary to have its registration statement declared effective by the SEC. The Registration Statement shall be effective on each Closing Date, and no stop order suspending the effectiveness of the Registration statement shall be in effect or, to the Company's knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

2.       No Other Changes.  Other than as specifically set out herein, all other provisions of the EFA shall remain unchanged and in full force and effect.

3.       Counterpart Execution.  This Amendment may be signed and sent by fax or pdf and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written.

THE COMPANY:	THE INVESTOR:

Financial Gravity Companies, Inc.	GHS Investments. LLC

/s/ John Pollock	/s/ Sarfraz Hajee
By: John Pollock	By: Sarfraz Hajee
Its: CEO	Its: Member

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